                                   EXHIBIT 5
           TO SCHEDULE 13-D AMENDMENT - NORTH AMERICAN VACCINE, INC.
                 DIRECTORS AND OFFICERS OF BIOCHEM PHARMA INC.



                        BUSINESS OR         PRINCIPAL
                        RESIDENTIAL       OCCUPATION OR
NAME                      ADDRESS          EMPLOYMENT           COMPANY            CITIZENSHIP
===============================================================================================
Frederick J.            275 Armand-       Chief Financial       BioChem Pharma     Canadian
Andrew                  Frappier          Officer               Inc.
                        Boulevard
                        Laval, Quebec
                        H7V 4A7
-----------------------------------------------------------------------------------------------
Francesco Bellini,      275 Armand-       Chief Executive       BioChem Pharma     Canadian
Ph.D.                   Frappier          Officer               Inc.
                        Boulevard
                        Laval, Quebec
                        H7V 4A7
-----------------------------------------------------------------------------------------------
Bernard Canavan,        10700 Beach Road  Retired Executive     N/A                American
M.D.                    Suite 2 North
                        Jupiter Island,
                        Florida 33469
-----------------------------------------------------------------------------------------------
Gervais Dionne,         275 Armand-       Executive Vice        BioChem Pharma     Canadian
Ph.D.                   Frappier          President,            Inc.
                        Boulevard         Research and
                        Laval, Quebec     Development
                        H7V 4A7
-----------------------------------------------------------------------------------------------
Jean-Louis              800 Rene-         Chairman of the       Bombardier Inc.    Canadian
Fontaine                Levesque          Board
                        Boulevard West    Vice President,
                        29th Floor        Corporate Affairs
                        Montreal, Quebec
                        H3B 1Y8
-----------------------------------------------------------------------------------------------
Jean-Francois           222 Berkeley      General Partner       Atlas Venture      French
Formela, M.D.           Avenue
                        Boston,
                        Massachusetts
                        02116
-----------------------------------------------------------------------------------------------
The Honorable           1155 Rene-        Partner               Stikeman, Elliott  Canadian
James A. Grant,         Levesque
P.C., Q.C.              Boulevard West
                        Montreal, Quebec
                        H3B 3V2
-----------------------------------------------------------------------------------------------
Roderick L. Henry       1800 McGill       President             Henrod             Canadian
                        College Avenue                          Investments Inc.
                        Suite 2400
                        Montreal, Quebec
                        H3A 3J6
-----------------------------------------------------------------------------------------------
Jacques R.              275 Armand-       President and         BioChem Pharma     Canadian
Lapointe                Frappier          Chief Operating       Inc.
                        Boulevard         Officer
                        Laval, Quebec
                        H7V 4A7
-----------------------------------------------------------------------------------------------

Exhibit 5
Schedule 13D Amendment - North American Vaccine, Inc.

                        BUSINESS OR         PRINCIPAL
                        RESIDENTIAL       OCCUPATION OR
NAME                      ADDRESS          EMPLOYMENT           COMPANY            CITIZENSHIP
===============================================================================================
Francois Legault        275 Armand-       Executive Vice        BioChem Pharma     Canadian
                        Frappier          President,            Inc.
                        Boulevard         Investments and
                        Laval, Quebec     Subsidiaries
                        H7V 4A7
-----------------------------------------------------------------------------------------------
Guy Lord                275 Armand-       Senior Vice           BioChem Pharma     Canadian
                        Frappier          President,            Inc.
                        Boulevard         Corporate Affairs
                        Laval, Quebec     and Secretary
                        H7V 4A7
-----------------------------------------------------------------------------------------------
Michel Perron           2080 Rene-        Chairman of the       Somiper Inc.       Canadian
                        Levesque          Board and Chief
                        Boulevard West    Executive Officer
                        Montreal, Quebec
                        H3H 1R6
-----------------------------------------------------------------------------------------------
J. Robert S.            Simcoe Hall --    President             University of      Canadian
Prichard, Ph.D.         Room 206                                Toronto
                        27 King's College
                        Circle
                        Toronto, Ontario
                        M5S 1A1
-----------------------------------------------------------------------------------------------
Guy Savard              1250 Rene-        Vice Chairman         Merrill Lynch      Canadian
                        Levesque          and Chairman          Canada Inc.
                        Boulevard West    Quebec Operations
                        Suite 3100
                        Montreal, Quebec
                        H3B 4W8
-----------------------------------------------------------------------------------------------
Charles A. Tessier      275 Armand-       Vice President,       BioChem Pharma     Canadian
                        Frappier          Legal Affairs and     Inc.
                        Boulevard         General Counsel
                        Laval, Quebec
                        H7V 4A7
-----------------------------------------------------------------------------------------------
Gerard Veilleux         751, Square       President             Power              Canadian
                        Victoria                                Communications
                        Montreal, Quebec                        Inc.
                        H2Y 2J3
-----------------------------------------------------------------------------------------------
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